UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2013

Federal Home Loan Bank of Dallas
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51405	71-6013989
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Freeport Parkway South, Suite 600, Irving, Texas		75063-2547
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-441-8500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2013, Tom Lewis was designated as the principal financial officer of the Federal Home Loan Bank of Dallas (the "Bank"), effective January 1, 2014.

Mr. Lewis, age 50, serves as Senior Vice President and Chief Accounting Officer of the Bank. He joined the Bank in January 2003 as Vice President and Controller and was promoted to Senior Vice President in April 2004 and to Chief Accounting Officer in February 2005. Mr. Lewis is a Certified Public Accountant.

Since January 1, 2012, the Bank has not engaged in any transactions with Mr. Lewis or any members of his immediate family that require disclosure under applicable rules and regulations. There are no family relationships between Mr. Lewis and any of the Bank’s directors or executive officers, and there are no arrangements or understandings between Mr. Lewis and any other person pursuant to which he was designated as principal financial officer of the Bank.

Michael Sims currently serves as the Bank’s Chief Operating Officer, Executive Vice President - Finance and Chief Financial Officer, and has acted as its principal financial officer since April 2009. Effective January 1, 2014, Mr. Sims will serve as the Bank’s Executive Vice President and Chief Financial Officer, with continuing responsibility for the Bank’s treasury, member sales and community investment functions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Dallas

December 27, 2013	By:	/s/ Paul Joiner

Name: Paul Joiner
Title: Interim President and Chief Executive Officer